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                                                                     Exhibit 3.2

                                    N2K Inc.
                            (A Delaware Corporation)
                           Amended and Restated Bylaws

                                    ARTICLE I

                            Meetings of Stockholders

                  Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

                  Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the President or the Secretary, to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors, the President or the Secretary, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the President or the Secretary whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the President or the Secretary.


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                  Section 1.3 Notice of Meeting. Written notice, signed by the
President, the Secretary or any Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such stockholder's address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the Secretary a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

                  Section 1.4 Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of

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record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

                  Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

                  Section 1.6 Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.

                  Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder's duly authorized attorney.

                  Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges

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so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                                   ARTICLE II

                               Board of Directors

                  Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them).

                  Section 2.2 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section
2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

                  Section 2.3 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

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                  Section 2.4 Regular Meetings. A regular meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before such meeting, within thirty days after each annual meeting of stockholders. The Board of Directors by resolution may provide for the holding of other regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to such director at such director's residence or usual place of business.

                  Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held upon call by or at the direction of the President or the Secretary. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such director at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting,

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but need not state the purposes thereof, unless otherwise required by law, the
Certificate of Incorporation or these Bylaws.

                  Section 2.6 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

                  Section 2.7 Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except

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as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

                  Section 2.8 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                  Section 2.9 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

                  Section 2.10 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                   ARTICLE III

                             Committees of the Board

                  Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in

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the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be a Director or an officer of the Corporation.

                  Section 3.2 Executive Committee. If an Executive Committee is designated by the Board of Directors in accordance with the provisions of
Section 3.1 hereof, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, declaring a dividend or authorizing the issuance of stock. The provisions of Article III of these Bylaws shall apply to the Executive Committee.

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                  Section 3.3 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the di- rection of any one of its members. Except as otherwise provided by law, notice of each special meeting of a commit-tee shall be mailed to each member of such committee, ad- dressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

                Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

                  Section 3.4 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to

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constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

                  Section 3.5 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.6 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

                  Section 3.7 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member

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or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

                  Section 3.8 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Officers. The officers of the Corporation shall be a President, A Vice-President, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

                  Section 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer's successor shall have been elected and shall qualify, or until such officer's death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

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                  Section 4.3 Subordinate Officers and Agents. The Board of
Directors from time to time may appoint other officers or agents (including one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such periods, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

                Section 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.5 Removal. Any officer specifically designated in
Section 4.1 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such

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power of removal shall have been conferred by the Board of Directors.

                  Section 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

                  Section 4.7 The President. The President shall have those powers and perform those duties as are given him by these By-Laws or as from time to time may be assigned to him by the Board of Directors. He shall be the chief executive officer and shall have the responsibility for carrying out the policies of the Board of Directors and, subject to the control of the Board, shall provide general leadership in matters of policy and planning and have general and active charge, control and supervision of the business employees, property and affairs of the Corporation.

                  Section 4.8 Vice Presidents. Vice Presidents shall have those powers and shall perform those duties as from time to time may be assigned by the Board of Directors.

                  Section 4.9 Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation and shall perform those other duties as the President may assign to him.

                  Section 4.10 Secretary. The Secretary shall give all required notices of the meetings of the stockholder and of the Board of Directors, attend and act as a secretary at

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all meetings of the stockholders and the Board of Directors, keep records thereof and be the custodian of the seal of the corporation. He shall perform those other duties as the President may assign to him.

                  Section 4.11 General Duties of Officers. Each officer, other than the President, in addition to those other powers and duties as are given to him by these ByLaws, shall perform those duties and have such powers as from time to time may be assigned to him by the Board of Directors or the President.

                  Section 4.12 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                    ARTICLE V

                          Execution of Instruments and
                           Deposit of Corporate Funds

                  Section 5.1 Execution of Instruments Generally. The President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name

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and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

                  Section 5.2 Borrowing. No loans or advance shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

                  Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies

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or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

                  Section 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                  Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board of Directors.

                  Section 5.6 Other Contracts and Instruments. All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the board of Directors. That authorization may be general or confirmed to specific instances.

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                                   ARTICLE VI

                                  Record Dates

                  Section 6.1 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE VII

                                 Corporate Seal

                  Section 7.1 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

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                                  ARTICLE VIII

                                   Fiscal Year

                  Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX

                                   Amendments

                  Section 9.1 Amendments. All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

                                    ARTICLE X

                            Action Without A Meeting

                  Section 10.1 Action Without A Meeting. Any action which might have been taken under these Bylaws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which

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all shares entitled to vote thereon were present and voted, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation, and provided further that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

                                   ARTICLE XI

                                 Indemnification

                  Section 11.1 Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

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Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or

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agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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